As filed with the Securities and Exchange Commission on December 16, 1996
                                                    Registration No. 333-_______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ---------------------
                        MoneyGram Payment Systems, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                   84-1327808
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


      7401 West Mansfield Avenue                                  80235
         Lakewood, Colorado                                     (Zip Code)
(Address of principal executive offices)


                        MoneyGram Payment Systems, Inc.
                            1996 Stock Option Plan
                      1996 Broad-Based Stock Option Plan
                           (Full title of the plans)

            Andrea M. Kenyon                                  Copy to:
     Secretary and General Counsel                          Jim L. Kaput
    MoneyGram Payment Systems, Inc.                       Sidley & Austin
       7401 West Mansfield Avenue                     One First National Plaza
        Lakewood, Colorado 80235                      Chicago, Illinois 60603
           (303) 716-6800                                  (312) 853-7000
(Name, address, and telephone number,
including area code, of agent for service)

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE


=======================================================================================
                                            Proposed       Proposed
                           Amount           maximum        maximum
     Title of              to be            offering      aggregate        Amount of
 Securities to be      registered(1)       price per       offering     registration fee
    registered                              share(2)        price
----------------------------------------------------------------------------------------

  Common Stock,      1,162,575 shares       $12.00      $14,451,460(2)     $4,380
 $.01 par value         37,425 shares       $13.375

========================================================================================

(1) This registration statement also covers an indeterminate number of shares as may become issuable because of the provisions of the Plans relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon (i) as to options to purchase 1,162,575 shares of Common Stock, a $12.00 purchase price per share and (ii) as to 37,425 shares of Common Stock, the average of the high and low sale price of the Common Stock of the Registrant on the New York Stock Exchange on December 11, 1996.

================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by MoneyGram Payment Systems, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Prospectus, dated December 11, 1996, as part of Amendment No. 6 to the Registration Statement (Form S-1 No. 333-228) filed under the Securities Act of 1933, as amended (the "Securities Act of 1933");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

         (c) The description of the Common Stock, par value $.01 per share, of the Company which is contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGLC (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

         The Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

         Pursuant to Section 145 of the DGCL and the Certificate of Incorporation and the By-laws of the Company, the Company maintains directors' and officers' liability insurance coverage.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
   No.                       Description
-------                      -----------

4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference to Registration Statement on Form S-1 (File No. 333-228), Exhibit 3.1).

4(b) By-laws of the Company (incorporated by reference to Registration Statement on Form S-1 (File No. 333-228), Exhibit 3.2).

5              Opinion of Sidley & Austin.

15(a) Letter from Ernst & Young LLP re: unaudited interim financial information.

23(a)          Consent of Ernst & Young LLP.

23(b)          Consent of Sidley & Austin  (contained in Exhibit 5 hereto).

24             Powers of Attorney (included on signature page).

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 16th day of December, 1996.


                                MoneyGram Payment Systems, Inc.


                                By:  /s/ James F. Calvano
                                   --------------------------------------------
                                   James F. Calvano
                                   Chairman of the Board of Directors
                                    and Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

    We, the undersigned officers and directors of MoneyGram Payment Systems, Inc. hereby severally constitute and appoint James F. Calvano, John M. Fowler and Andrea M. Kenyon, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                                        Title(s)                                 Date
          ---------                                        --------                                 ----
   /s/ James F. Calvano                     Chairman of the Board of Directors and Chief           12/16/96
-------------------------------
         James F. Calvano                     Executive Officer (Principal Executive Officer)


   /s/ Robbin L. Ayers                      Director and Executive Vice President                  12/16/96
-------------------------------
         Robbin L. Ayers


   /s/ John M. Fowler                       Director and Executive Vice President and Chief        12/16/96
-------------------------------
         John M. Fowler                       Financial Officer (Principal Financial
                                              and Accounting Officer)

   /s/ Brian J. Fitzpatrick                 Director                                               12/16/96
-------------------------------
         Brian J. Fitzpatrick


   /s/ William D. Guth                      Director                                               12/16/96
-------------------------------
         William D. Guth


   /s/ Sanford Miller                       Director                                               12/16/96
-------------------------------
         Sanford Miller

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                  Description of Exhibit
------                  ----------------------
4(a)             Certificate of Incorporation of the Company, as amended
                 (incorporated by reference to Registration Statement on Form S-1
                 (File No. 333-228), Exhibit 3.1).

4(b)             By-laws of the Company (incorporated by reference to Registration
                 Statement on Form S-1 (File No. 333-228), Exhibit 3.2).

5*               Opinion of Sidley & Austin.

15(a)*           Letter from Ernst & Young LLP re: unaudited interim financial information.

23(a)*           Consent of Ernst & Young LLP.

23(b)*           Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24*              Powers of Attorney (included on signature page).

------------------------
*Filed herewith